Exhibit 99.8

SIXTH AMENDMENT OF THE

AMENDED AND RESTATED RESPIRERX PHARMACEUTICALS INC.

2015 STOCK AND STOCK OPTION PLAN

This Sixth Amendment (the “Amendment”) of the Amended and Restated RespireRx Pharmaceuticals Inc. 2015 Stock and Stock Option Plan (the “Plan”) of RespireRx Pharmaceuticals Inc. (the “Company”) is made pursuant to a unanimous written consent of the Company’s Board of Directors (the “Board”) as of July 29, 2021.

WHEREAS, the Plan was adopted by the Board on March 31, 2016 and, as adopted, provided for a maximum of 500,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), to be issued under the Plan;

WHEREAS, on September 1, 2016, the Company effected a 325-to-1 reverse stock split of its issued and outstanding shares of Common Stock (the “1st Reverse Stock Split”);

WHEREAS, as a consequence of the 1st Reverse Stock Split and pursuant to the term of the Plan, the total number of shares available for future distribution under the Plan and covered by each outstanding award under the Plan was automatically adjusted for the 1st Reverse Stock Split, and such adjustment effectively reduced the aggregate number of shares that could be awarded under the Plan from 500,000,000 to 1,538,461 on a post 1st Reverse Stock Split basis;

WHEREAS, on January 17, 2017, the Board, acting by unanimous written consent, increased the shares available under the Plan by 1,500,000 shares, to an aggregate total of 3,038,461;

WHEREAS, on December 9, 2017, the Board, acting by unanimous written consent, increased the shares available under the Plan by 3,946,799 shares, to an aggregate total of 6,985,260;

WHEREAS, on December 28, 2018, the Board, acting by unanimous written consent, increased the shares available under the Plan by 2,000,000 shares, to an aggregate total of 8,985,260; and

WHEREAS, on May 5, 2020, the Board, acting by unanimous written consent, increased the shares available under the Plan by 50,000,000 shares, to an aggregate total of 58,985,260.

WHEREAS, on July 31, 2020, the Board, acting by unanimous written consent, increased the shares available under the Plan by 100,000,000 shares, to an aggregate total of 158,985,260.

WHEREAS, on January 5, 2021, the Company effected a 10-to-1 reverse stock split of its issued and outstanding shares of Common Stock (the “2nd Reverse Stock Split”);

WHEREAS, as a consequence of the 2nd Reverse Stock Split and pursuant to the term of the Plan, the total number of shares available for future distribution under the Plan and covered by each outstanding award under the Plan was automatically adjusted for the 2nd Reverse Stock Split, and such adjustment effectively reduced the aggregate number of shares that could be awarded under the Plan from 158,985,260 to 15,898,526 on a post 2nd Reverse Stock Split basis;

WHEREAS, on July 29, 2021, the Board, acting by unanimous written consent, increased the shares available under the plan by 7,000,000 shares, to an aggregate of 22,898,526.

NOW, THEREFORE, as of July 29, 2021, the first sentence of the section of the Plan entitled “Stock Subject to the Plan” is deleted in its entirety and replaced with the sentence:

“Subject to the provisions of Section 11 below, the maximum aggregate number of Shares that may be issued under the Plan (as adjusted for the Company’s 325-to-1 reverse stock split effected on September 1, 2016 and the Company’s 10-to-1 reverse stock split effected on January 5, 2021) is 22,898,526 Shares, all of which may be issued pursuant to Non-Statutory Stock Options, Restricted Stock, or as Stock Grants.”

All other aspects of the Plan remain unchanged and are hereby confirmed.